OPPENHEIMER HOLDINGS INC. Annual Stockholders’ Meeting: Virtual New York, NY May 11, 2020

WELCOME to Oppenheimer’s 2020  Annual Stockholders’ Meeting May 11, 2020

SAFE HARBOR STATEMENT This presentation and other written or oral statements made from time to time by representatives of Oppenheimer Holdings Inc. (the “company”) may contain “forward‐looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward‐looking statements may relate to such matters as anticipated financial performance, future revenues or earnings, business prospects, new products or services, anticipated market performance and similar matters. The Private Securities Litigation Reform Act of 1995 provides a safe harbor for forward‐looking statements. Forward‐looking statements are neither historical facts nor assurances of future performance. Instead, they are based only on the company’s current beliefs, expectations and assumptions regarding the future of the company’s business, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions. Because forward‐looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of the company’s control. The company cautions that a variety of factors could cause the company’s actual results to differ materially from the anticipated results or other expectations expressed in the company’s forwarding‐looking statements. These risks and uncertainties include, but are not limited to, those risk factors discussed in Part I, “Item 1A. Risk Factors” of our Annual Report on Form 10‐K for the year ended December 31, 2019 filed with the SEC on March 2, 2020 (the “2019 10‐K”). In addition, important factors that could cause actual results to differ materially from those in the forward‐looking statements include those factors discussed in Part I, “Item 2. Management’s Discussion & Analysis of Financial Condition and Results of Operations – Factors Affecting ‘Forward‐ Looking Statements’” and Part II, “Item IA. Risk Factors” of our Quarterly Report on Form 10‐Q for the quarter ended March 31, 2020 filed with the SEC on May 1, 2020 (“2020 10‐Q1”). Any forward‐looking statements herein are qualified in their entirety by reference to all such factors discussed in the 2019 10‐K, the 2020 10‐Q1 and the company’s other SEC filings. There can be no assurance that the companyhascorrectlyorcompletelyidentifiedandassessedallofthe factors affecting the company’s business. Therefore, you should not rely on any of these forward‐looking statements. Any forward‐looking statement made by the company in this presentation is based only on information currently available to the company and speaks only as of the date on which it is made. The company does not undertake any obligation to publicly update or revise any forward‐looking statements, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise. 3

BUSINESS OVERVIEW A Preeminent Wealth Manager and Investment Bank Oppenheimer is a leading investment bank and full-service investment firm that provides financial services and advice to high net worth investors, individuals, businesses and institutions. Wealth Management Capital Markets Oppenheimer Snapshot 3/31/20 12/31/19 Private client services and  Investment banking  Shareholders’ Equity ($M): $587.0 $592.7 asset management solutions  services and capital markets  tailored to individuals’ unique  products for institutions  Market Cap ($M): $256.6 $383.5 financial objectives and corporations Book Value per Share: $46.16 $46.31 (2) Business Mix –FY 2019 Revenue ($1,033.4M) Tangible Book Value per Share: $32.79 $33.03 Share Price: $19.76 $27.48 Employees: 2,946 2,971 (1) #of Financial Advisors: 1,029 1,032 Retail Branches in the US: 93 93 Client Assets under Administration ($B): $79.1 $91.0 Assets Under Management ($B): $28.0 $32.1 (1) Wealth Management represents the Private Client and Asset Management business segments. 4 (2) Does not include $0.4 million allocated to Corporate/Other.

COVID-19 PANDEMIC COVID‐19 PANDEMIC: . COVID‐19 quickly spread in the U.S. with cases reaching more than 1.2 million and more than 75,000 deaths (May 8th) . States enforced regulatory mandates such as closures of non‐essential businesses, "shelter‐in place", school closures, and social distancing . New York hit particularly hard with over 330,000 cases (May 8th) FINANCIAL AND ECONOMIC IMPACT: . Widespread fall‐out as market volatility increased, credit quality deteriorated, liquidity concerns mounted, unemployment quickly ramped up, and supply and demand issues heightened . S&P 500 down almost 34% from its all‐time high of 3386 on February 19, 2020 to March low point . Federal Reserve cut short‐term interest rates by a total of 150bps along with a $700 billion quantitative easing program . The effective fed funds rate stood at 8bps on March 31, 2020 with a target range of 0bps to 25bps . Bond market experienced a flight to safety as COVID‐19 impact concerns caused declines in investment grade, high‐yield corporate, municipals, and emerging markets debt . Global oversupply of oil put pressure on oil prices which ended the quarter at $20.28 a barrel . U.S. 10‐Year Treasury bond yields dropped to a historical intraday‐low of .32% during March IMPACT ON OPPENHEIMER 1Q‐20 RESULTS: . Commission revenue ended the period up substantially (30%) due to transaction‐based commissions on both the retail and institutional sides as clients repositioned their portfolios . Asset management fees were up 17% during the 1Q‐20 due to record high asset values of client portfolios as of year‐end 2019 . Largestimpactonresultsforthe1Q‐20 was the decrease in short‐term interest rates, resulting in a decline of bank deposit sweep income of $15.1 million from the 1Q‐19 . Investment banking was down 8% due to the COVID‐19 pandemic’s effect on clients’ risk appetite and the resulting cancellation of active mandates . Trading losses of less than $1 million due to firm’s strong risk management amid reduced trading exposures . Government‐mandated shutdowns remain a major concern going into the second quarter with no certainty of when restrictions will be lifted or when the economy may resume a normal pattern of growth

GLOBAL FOOTPRINT Strong presence in the U.S. and Internationally . 93 offices in the U.S. . 6 international offices . 2,946 employees – 1,029 financial advisors – 185+ institutional sales professionals – ˜40 senior research analysts Hong St.  US London Tel Aviv Geneva Frankfurt Kong Helier Wealth  Europe Middle East Asia  Beijing Shanghai Management Hong Kong Institutional      Equities . London, UK . Fixed Income     Tel Aviv, Israel . Hong Kong . Geneva,  Investment  Switzerland    Banking . St. Helier, Isle of  Jersey Research   . Frankfurt, Germany Data as of March 31, 2020 6

FULL YEAR 2019 HIGHLIGHTS  Highest gross revenue since 2010  Highest net income and earnings per share since 2007  Record assets under management of $32.1 billion at December 31, 2019  Record client assets under administration of $91.0 billion at December 31, 2019  Incentive fees of $38.3 million for the year ended December 31, 2019, the highest since 2007  Highest investment banking quarterly and full year revenue since 2010   Shareholders' equity of $592.7 million, a record high  Book value per share was $46.31 and tangible book value per share was $33.03 at December 31, 2019, both at record highs 7

SUMMARY OPERATING RESULTS – FULL YEAR

OPPENHEIMER

($000's)	For the 12-Months Ended		
REVENUE	**12-31-19**	**12-31-18**	**% Change**
Commissions	$ 320,114	$ 329,668	(2.9)
Advisory fees	353,671	314,349	12.5
Investment banking	126,211	115,353	9.4
Bank deposit sweep income	117,422	116,052	1.2
Interest	50,723	52,484	(3.4)
Principal transactions, net	30,094	14,461	108.1
Other	35,144	15,787	122.6
Total Revenue	1,033,379	958,154	7.9
EXPENSES			
Compensation and related expenses	657,714	607,192	8.3
Non-Compensation related expenses	300,753	306,093	(1.8)
Total Expenses	958,467	913,285	4.9
Pre-tax Income	74,912	44,869	67.0
Net income	$ 52,953	$ 28,892	83.3
Basic net income per share	$ 4.10	$ 2.18	+88.1%
Diluted net income per share	$ 3.82	$ 2.05	+86.3%

Highlights

- Year-to-date revenues up approximately 8%
- Advisory fees higher due to higher incentive fees earned on alternative investments
- Investment banking fees increased due to higher M&A fees and debt underwriting income
- Bank deposit sweep income increased due to higher short-term interest rates over the comparable period
- Other revenue increased primarily due to increases in cash surrender value of Company-owned life insurance
- Compensation as a percentage of revenue was 63.6% in FY 2019 compared to 63.4% in FY 2018

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SUMMARY OPERATING RESULTS – FIRST QUARTER

OPPENHEIMER

($000's)	For the 3-Months Ended		
REVENUE	**3-31-20**	**3-31-19**	**% Change**
Commissions	$ 103,249	$ 79,409	23.1%
Advisory fees	86,164	73,647	14.5%
Investment banking	25,728	28,043	-9.0%
Bank deposit sweep income	18,826	33,968	-80.4%
Interest	10,890	12,727	-16.9%
Principal transactions, net	(868)	11,438	*
Other	(9,219)	12,538	*
Total Revenue	234,770	251,770	-7.2%
EXPENSES			
Compensation and related expenses	157,676	160,355	-1.7%
Non-Compensation related expenses	66,871	75,363	-12.7%
Total Expenses	224,547	235,718	-5.0%
Pre-tax Income	10,223	16,052	-57.0%
Net income	$ 7,818	$ 11,194	-43.2%
Basic net income per share	$0.61	$0.86	-41.0%
Diluted net income per share	$0.58	$0.81	-39.7%

Highlights

- Commissions higher due to clients repositioning their portfolios during market volatility related to COVID-19 pandemic
- Advisory fees higher based on record client assets under management at year-end 2019
- Lower short-term interest rates negatively impacted bank deposit sweep income
- Small trading losses due primarily to widening spreads in non-investment grade bonds and the dislocation in the municipal credit markets
- Other revenue decreased primarily due to decreases in value of assets supporting company-owned life insurance policies used to hedge deferred compensation obligations
- Compensation as a percentage of revenue was 67.2% in 1Q-20 compared to 63.7% in 1Q-19

* Percentage not meaningful.

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SELECT FINANCIAL MEASURES Shareholders’ Equity(1) Return on Equity (%) Earnings per Share ($) Book Value & Tangible Book Value per Share ($)(1) (1) Reduction in Shareholders’ Equity during the 1Q‐20 primarily due to repurchases of stock and vesting of employee share plan awards partially offset by issuance of  10 stock pursuant to employee share plan and net income during the period.

CAPITAL STRUCTURE Conservative risk profile with strong balance sheet Liquidity & Capital As of March 31, 2020 ($ in thousands) . The Company’s level 3 assets were $nil at March 31, 2020  (compared with $21.8 million at March 31, 2019) Total Assets: $2,139,633 . Regulatory Net Capital and Excess Net Capital at record  levels Shareholders’ Equity: $586,730 . During the 1Q‐20, the Company redeemed a total of $1.4  Long‐Term Debt: $148,600 million of its Senior Secured Notes Total Capitalization: $735,330 . VaR increase during the 1Q‐20 due to increased volatility  during the period as the CBOE Volatility Index (“VIX”)  increased from 14.38 on 2/19/20 to 82.69 on 3/16/20  prior to ending the quarter at 53.54 Debt to Equity Ratio: 25.3% Value-at-Risk (VaR) ($ in thousands) Gross Leverage Ratio(1):3.6x Broker‐Dealer Regulatory Capital ($ in thousands) Regulatory Net Capital:                                              $250,900 Regulatory Excess Net Capital:                                  $224,100 11 (1) Total Assets divided by Total Shareholders’ Equity.

OPY CORPORATE CLASS A BUYBACK ACTIVITY Shares Average Price Amount Paid ($M) Shares Outstanding ($M) Note: The Company bought back a total of 409,504 shares for $8.4 million (average price of $20.60 per share) during the 1Q‐20. 12

INTEREST AND FEE REVENUE FDIC Insured Bank Deposit Program Margin Lending . Client funds swept into deposit accounts at . Credit extended to clients on a collateralized participating banks and eligible for FDIC deposit basis insurance . Average customer margin debits were $764.7 . +45 participating banks million for TTM 3‐31‐20 . FDIC Insured Bank Deposit program balance of . Margin interest revenue of $31.6 million for $6.4 billion at 3‐31‐20 ($4.9 billion at 12‐31‐19) TTM 3‐31‐20 . Bank deposit sweep income of $102.3 million for TTM 3‐31‐20 Interest and Fee Revenue ($M) 13

BUSINESS SEGMENT RESULTS For the 12‐Months Ended For the 3‐Months Ended ($000's) 12‐31‐19 12‐31‐18 % Change 3‐31‐20 3‐31‐19 % Change Revenue Wealth Management(1)(2) 742,164  689,567  7.1% 160,694  180,113 ‐12.1% Capital Markets 290,830  272,719  6.2% 75,542  70,961  6.1% Corporate ‐ Other 385  (4,132) * (1,466) 696  * $ 1,033,379  $    958,154  7.3% $      234,770  $    251,770 ‐7.2% Pre‐tax Income (loss) Wealth Management(1)(2) 195,523  167,687  14.2% 37,674  45,076 ‐19.6% Capital Markets (13,724) (13,416) 2.2% (143) (2,647) ‐1751.0% Corporate ‐ Other (106,887) (109,402) ‐2.4% (27,308) (26,377) 3.4% $      74,912  $      44,869  40.1% $        10,223  $      16,052 ‐57.0% *   Percentage not meaningful. (1) Wealth Management represents the Private Client and Asset Management business segments. (2) The decline in Wealth Management revenue for the 1Q‐20 when compared to the 1Q‐19 was primarily due to lower bank deposit sweep income of $15.1 million and  14 lower asset values underlying deferred compensation plans of $20.3 million.

LEADING WEALTH MANAGEMENT PLATFORM Well recognized brand and one of the few independent, non-bank broker-dealers with full service capabilities Wealth Management Services Wealth Management Revenue ($M) . Retail services: – Full‐Service Brokerage – Financial Planning, Retirement Services, Corporate &  Executive Services, and Trust Services – Margin & Securities Lending . Advisory Services: – Investment Policy Design & Implementation – Asset Allocation & Portfolio Construction – Research, Diligence & Manager Selection – Portfolio Monitoring & Reporting . Alternative Asset Management: – Hedge Funds & Fund‐of‐Funds – Private Equity Client Assets per Financial Advisor ($M) Wealth Management Profit Margin 15

WEALTH MANAGEMENT METRICS Increasing shift to Fee-Based Revenue Advisory Fees as a Percentage of Wealth Management Advisory Fees and Commissions Client Assets Under Administration ($B) Client Assets Under Management ($B) 16

CAPITAL MARKETS A leading capital markets business providing sophisticated investment banking, research and trading solutions Summary Capital Markets Revenue Breakdown Capital Markets segment includes: FY 2019 ($290.8M) – Investment Banking • Mergers & Acquisitions • Equity Capital Markets • Debt Capital Markets • Restructuring & Special Situations – Institutional Equities Capital Markets Revenue ($M) • Sales & Trading • Equity Research • Corporate Access – Global Fixed Income • Taxable Fixed Income • Non‐Taxable Fixed Income • Public Finance 17

OPPORTUNITIES MOVING FORWARD SHARE REPURCHASE PROGRAM: INORGANIC GROWTH OPPORTUNITIES:   Purchased 409,504 shares for $8.4 million   Will continue to pursue opportunities in the  at an average price of $20.60 during the   independent channel. 1Q‐20.  Re‐pricing of the sector improves likelihood   Will continue to opportunistically purchase  of attractive business opportunities in the  outstanding shares in the open market.  near term. (Remaining authorization: 180,031 shares) SENIOR SECURED NOTES (“Notes”):  Purchased $1.4 million of Notes at a discount of $94 during the 1Q‐20.    Will continue to opportunistically purchase Notes in the open market.  Call price declines from 103.375% to 101.6875% at June 30, 2020.  Exploring refinancing alternatives in low interest rate environment. 18

THANK YOU! 19